Exhibit 15.10

Gaffney, Cline & Associates (Consultants) Pte. Ltd. 80 Anson Road #31-01C Fuji Xerox Towers Singapore 079907 Telephone: +65 6225 6951 www.gaffney-cline.com

13th April, 2016

CNOOC Limited

No. 25, Chaoyangmenbei Daijie

Dongcheng District

Beijing 100010,

P.R. China

Dear Sir,

Consent of Gaffney, Cline & Associates

As independent reserve engineers for CNOOC Limited (CNOOC), Gaffney, Cline & Associates (GCA) hereby confirms that it has granted and not withdrawn its consent to the references to GCA and to the inclusion of information contained in our reports entitled “Executive Report for Reserves Estimation of the Missan Oil Fields in Eastern Iraq as at 31st December, 2015” and “Executive Report for Reserves Estimation of the Greater Angostura Fields in Block 2C, Trinidad & Tobago as at 31st December, 2015” as of March, 2016 prepared for CNOOC, and to the annexation of our reports as an exhibit on Form 20-F in CNOOC’s Annual Report pursuant to Section 13 or 15(d) of the Securities and Exchange Commission Act of 1934, and to the incorporation by the reference in any Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC for the registration of debt securities and guarantees previously filed with the Securities and Exchange Commission.

Yours faithfully,

Gaffney, Cline & Associates (Consultants) Pte Ltd

/s/ Stephen M. Lane
Stephen M. Lane
Technical Director

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